EX-99.1


Dean Heller
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz


Certificate of Change Pursuant
             to NRS 78.209


         Certificate of Change filed Pursuant to NRS 78.209
                   For Nevada Profit Corporations


1.   Name of Corporation:          Brownsville Company.

2.   The Board of Directors have adopted a resolution pursuant to NRS
78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

     75,000,000 shares of common stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of the shares after the change:

     225,000,000 shares of common stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     3 shares of common stock, par value $0.001 per share, to be issued after the change in exchange for each issued share of common stock, par value $0.001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of
outstanding shares affected thereby:    None.

7.   Effective date of filing (optional):    7/26/06.


8.   Officer Signature:  /s/ Adam Cegielski    President
                         ------------------    ---------
                              Signature        Title


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.